File No. 333-277004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Kioni Holdings Limited

(Exact name of registrant as specified in its charter)

Delaware	30-1441048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

114 Lavender Street, #08-72 CT Hub 2 Singapore	338729
(Address of principal executive offices)	(Zip code)

(1) 857 299 0124

(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.0001 per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KIONI HOLDINGS LIMITED

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body information statements in Form S-1 in Exhibit 99.1 and Form 10-K in Exhibit 99.2 filed herewith. None of the information contained in these information statements shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the Form S-1 in Exhibit 99.1 entitled "Description Business", "Prospectus Summary", "Risk Factors", "Special Note About Forward-Looking Statement", "Use of Proceeds", "Determination of Offering Price", "Dilution" and "Plan of Distribution". Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of Form S-1 in Exhibit 99.1 entitled "Risk Factors" and "Special Note About Forward-Looking Statement". Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of Form 10-K in Exhibit 99.2 entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Financial Statements and Supplementary Data" and "Principal Accountant Fees and Services". Those sections are incorporated herein by reference.

Item 3. Properties.

Not applicable.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters". This section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Directors, Executive Officers and Corporate Governance". This section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Executive Compensation". This section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Certain Relationships And Related Transactions, And Director Independence." This section is incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Legal Proceedings." This section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of Form 10-K in Exhibit 99.2 entitled "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities". This section is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Recent Sales of Unregistered Securities". This section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of Form S-1 in Exhibit 99.1 entitled "Description Of Securities To Be Registered". This section is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of Form S-1 in Exhibit 99.1 entitled "Indemnification Of Director And Officers". This section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Financial Statements and Supplementary Data". This section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Changes In And Disagreements With Accountants On Accounting And Financial Disclosure". This section is incorporated herein by reference.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

The information required by this item is contained under the section of Form 10-K in Exhibit 99.2 entitled "Exhibits and Financial Statement Schedules". This section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

3.1.1	Statement of Incorporation of the Registrant *

3.1.2	Certificate of Amendment *

3.2	Bylaws of the Registrant *

21.1	List of Subsidiaries of Kioni Holdings Limited **

99.1	Form S-1 of Kioni Holdings Limited filed on February 12, 2024 *

99.2	Form10-K of Kioni Holdings Limited for year ended December 31, 2025 filed on March 24, 2026 *

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 5, 2026	Kioni Holdings Limited

	By:	/s/ Elvis Diao
		Name:	Elvis Diao
		Title:	President and Chief Executive Officer and Chief Financial Officer

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